UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):    March 28, 2017 (March 22, 2017)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2017, Comstock Holding Companies, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) pursuant to which the Company exchanged 772,210 shares of the Company’s Series B Non-Convertible Preferred Stock, par value $0.01 per share and a stated value of $5.00 per share (the “Series B Preferred Stock”), for 772,210 shares of the Company’s newly created Series C Non-Convertible Preferred Stock, par value $0.01 per share and a stated value of $5.00 per share (the “Series C Preferred Stock”). As described in more detail in Item 5.03 below, the Series C Preferred Stock has a discretionary dividend feature as opposed to the mandatory dividend feature of the Series B Preferred Stock. The Series B Preferred Stock acquired by the Company is being retired and all accrued but unpaid dividends outstanding on the Series B Preferred Stock as of March 22, 2017 has been waived by the Holders.

On March 24, 2017, the Company entered into a Share Repurchase Agreement (the “Series C Repurchase Agreement”) with Investor Management, L.C., an entity owned by Gregory V. Benson, the former Chief Operating Officer of the Company, whereby the Company repurchased from Investor Management, L.C. 193,052.50 shares of the Series C Preferred Stock for Eighty-Eight Thousand Six Hundred Nineteen and 33/100ths Dollars ($88,619.33). The Series C Preferred Stock acquired by the Company is being retired.

The foregoing description of the Share Exchange Agreement is qualified in its entirety and is attached hereto as Exhibit 10.1. The foregoing description of the Series C Repurchase Agreement is qualified in its entirety by reference to the full text of the referenced agreement which will be filed as an exhibit to the Company’s Form 10-Q for the fiscal year ended March 31, 2017.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 with respect to the issuance of the shares of Series C Preferred Stock pursuant to the Share Exchange Agreement is incorporated herein by reference. The shares of Series C Preferred Stock were issued in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by the issuer and existing security holders where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2017, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation, setting forth the rights, powers, and preferences of the Series C Preferred Stock (the “Series C Certificate of Designation”). If and when declared by the Board of Directors of the Company, in its sole discretion, holders of the Series C Preferred Stock may receive non-cumulative dividends at a rate per annum equal to 8.75% on such shares of Series C Preferred Stock. Dividends, if declared, shall be payable quarterly in arrears on the last day of March, June, September and December in each year and may be paid in cash or additional shares of Series C Preferred Stock.

In the event of any liquidation (voluntary or otherwise), dissolution or winding up of the affairs of the Company, the holders of shares of Series C Preferred Stock will receive out of the assets of the Company legally available for distribution to its stockholders before any payment is made to the holders of any series of preferred stock ranking junior to the Series C Preferred Stock or to any holder of the Company’s common stock but subject to the rights of any class or series of securities ranking senior to or on parity with the Series C Preferred Stock, a payment per share equal to $5.00 plus any accruing dividends accrued but unpaid, together with any other dividends declared but unpaid thereon.

Upon the occurrence of a Change of Control (as defined in the Series C Certificate of Designation), the Series C Preferred Stock is redeemable at the option of the holders of the Series C Preferred Stock, in whole or in part, at a redemption price equal to $5.00 plus any accruing dividends accrued but unpaid, whether or not declared, together with any other dividends declared but unpaid thereon.

With certain exceptions, the holders of Series C Preferred Stock have no voting rights. However, as long as any shares of Series C Preferred Stock remain outstanding, the Series C Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of not less than a majority of the shares of Series C Preferred Stock then outstanding, (a) amend, alter or repeal the Amended and Restated Certificate of Incorporation of the Company, including the Series C Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or rights of the Series C Preferred Stock, (b) amend or alter the Amended and Restated Certificate of Incorporation of the Company, including the Series C Certificate of Designation, to create, issue authorize or increase the authorized amount of any class or series of capital stock of the Company ranking senior to the Series C Preferred Stock with respect to the payment of dividends or as to distributions upon liquidation, distribution or winding up of the Company, or to issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase any such class or series of capital stock or (c) consummate a binding share exchange or reclassification involving the Series C Preferred Stock, the sale, conveyance, exchange or transfer of all or substantially all of the assets or business of the Company or a merger or consolidation of the Company with or into another entity, unless in each case the shares of Series C Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such entity and such new preference securities have terms that are not materially less favorable than the Series C Preferred Stock immediately prior to such consummation.

The terms of the Series C Preferred Stock are more fully set forth in the Series C Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On March 24, 2017, Comstock Acquisitions II, L.C. (“Purchaser”) entered into a share repurchase agreement (the “Class A and Class B Repurchase Agreement”) with Mr. Benson and Clareth, LLC, an entity wholly owned by Mr. Benson (“Clareth”), pursuant to which it purchased 64,563 shares of the Company’s Class A common stock and 170,250 shares of the Company’s Class B common stock for Two Hundred Thirty-Four Thousand Eight Hundred Thirteen and 00/100ths Dollars ($234,813). Upon Purchaser’s repurchase of the Company’s Class B common stock, pursuant to the Amended and Restated Certificate of Incorporation of the Company, the Class B Common stock automatically converted to Class A common stock. Purchaser also entered into subscription agreements with certain accredited investors (each a “Subscriber”), pursuant to which the Subscribers purchased membership interests (the “Interests”) in Purchaser. Subscribers included certain executive officers and members of the Board of Directors of the Company. The Interests were exchanged on a one for one basis for shares of the Class A common stock of the Company purchased by Purchaser pursuant to the Class A and Class B Repurchase Agreement.

On March 24, 2017, Christopher Clemente, the Chief Executive Officer of the Company (“B Purchaser”), entered into a share repurchase agreement (the “Class B Repurchase Agreement”) with Clareth pursuant to which it purchased 25,000 shares of the Company’s Class B common stock for Twenty Five Thousand and 00/100ths Dollars ($25,000).

As a result of the transactions pursuant to the Class A and B Repurchase Agreement (including the conversion of the Class B common stock into Class A common stock) and the Class B Repurchase Agreement, the combined voting power of the executive officers and the directors of the Company as a voting group increased to 71.3 percent (71.3%) and the voting power of the B Purchaser increased to 60.2 percent (60.2%).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

Exhibit Number	Description

3.1	Certificate of Designation of Series C Non-Convertible Preferred Stock of Comstock Holding Companies, Inc., filed with the Secretary of State of the State of Delaware on March 22, 2017.

10.1	Share Exchange Agreement between Comstock Holding Companies, Inc. and Investor Management, L.C., Christopher Clemente and Teresa A. Schar dated March 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 28, 2017

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer